REVOLUTIONARY CONCEPTS, INC. AND ITS SUBSIDIARY

(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

as of:

	December 31,	December 31,
	2012	2011

ASSETS
Current Assets
Cash and cash equivalents	$-	$-
Accrued interest receivable, net of reserve $265,670 (see note 11)	-	-
Total Current Assets	-	-
Fixed Assets

Furniture and equipment	13,028	12,231
Accumulated depreciation	(11,448)	(10,626)
Total Net Fixed Assets	1,580	1,606
Other Assets

Patent costs	112,985	99,539
Accumulated amortization	(92,231)	(86,387)
Total Patent Costs net of accumulated amortization	20,754	13,152

Related party note receivable	112,663	112,663
Notes receivable, net of reserve $7,036,861 (see note 11)	—	—
Security deposits	1,500	1,500
Total Other Assets net of accumulated amortization	134,917	127,315

TOTAL ASSETS
	$136,497	$128,921

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities

Accounts payable	$165,630	$220,225
Checks in excess of bank balance	840	—
Derivative liability	82,222	51,140
Convertible note, net of discounts of $ 27,913 and $-0-, respectively	21,086	—
Current portion of long-term debt	516,657	—
Other accrued expenses	721,478	572,470
Total Current Liabilities	1,507,913	843,836

Long-term Debt

Notes payable	476,930	752,000
Notes payable - related parties	374,000	138,462
Total Long-term Debt	850,930	890,461

Stockholders' Deficit

Preferred stock, $0.001 par value, 10,000,000 shares authorized, 10,000,000 and -0- shares reserved and outstanding	10,000	—
Common stock, $.001 par value, 335,949,025 and 71,281,189 shares
issued and outstanding, 1,000,000,000 authorized, respectively	335,949	71,281
Additional paid in capital	10,466,872	2,985,071
Unpaid capital contributions (see note 3)	(83,562)	(80,345)
Deficit accumulated during the development stage	(12,951,606)	(4,581,383)
	(2,222,347)	(1,605,376)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$136,497	$128,921

The Report of Independent Registered Public Accounting Firm and accompanying notes are an integral part of these consolidated financial statements.

REVOLUTIONARY CONCEPTS, INC. AND ITS SUBSIDIARY

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

For The Three Months Ending December 31, 2011 and 2012

For The Years Months Ending December 31, 2011 and 2012

And The Period From March 12, 2004 (Inception) To December 31, 2012

	For The Years Ending		March 12, 2004
	December 31,		(Inception) to
	2012	2011	December 31,
OPERATING EXPENSES
Automobile expense	—	3,456	28,943
Bank charges	1,557	756	9,147
Compensation	—	793,735	35,446
Unpaid accumulated compensation	391,750	—	1,370,109
Depreciation & amortization expense	6,666	11,833	106,749
License and permits	8,005	1,588	15,925
Marketing	251,893	—	251,893
Office expense	—	2,880	20,117
Office supplies	995	599	16,159
Payroll taxes	(4,288)	48,109	77,140
Notes receivable, net of reserve $7,036,861 (see note 11)	633	809	17,062
Professional fees	160,642	776,245	2,505,045
Rent expense	17,042	5,671	22,713
Research and development expense	269	35,480	596,707
Telephone expense	5,096	2,098	28,491
Travel expense	9,076	6,558	114,561
Website development expense	222	356	14,331
Other expenses	1,037	2,259	55,003
Total Operating Expenses	850,594	1,692,432	5,285,540

OTHER INCOME & (EXPENSE)
Interest income	268,887	(15,892)	285,886
Reserve of interest income	(265,670)	-	(265,670)
Reserve for notes receivable	(7,108,861)	-	(7,108,861)
Other Income	-	-	490
Loss on derivatives	(134,941)	-	(134,941)
Interest expense & amortization of debt discount	(279,044)	(59,013)	(442,968)
Total Other Income and Expense	(7,519,629)	(74,905)	(7,666,065)

NET (LOSS)	(8,370,223)	(1,767,337)	(12,951,606)

Weighted average number of common shares outstanding	88,376,464	24,688,868	65,471,340

Net (Loss) per common shares outstanding	$(0.09)	$(0.07)	$(0.20)

*less than $0.01

The Report of Independent Registered Public Accounting Firm and accompanying notes are an integral part of these consolidated financial statements

REVOLUTIONARY CONCEPTS, INC.

(A Development Stage Company)

REVOLUTIONARY CONCEPTS, INC.

NOTES TO FINANCIAL STATEMENTS as of December 31, 2012

Revolutionary Concepts, Inc. (the “Company”) was originally organized in North Carolina on March 12, 2004. On February 28, 2005, the Company was reorganized and re-domiciled as a Nevada corporation. The Company is a development stage company positioned to begin launch and license of its patented technologies. The Company was incorporated as a Nevada corporation on February 28, 2005 to reincorporate and re-domesticate two existing North Carolina entities; Revolutionary Concepts, Inc. and DVMS, LLC. The Company is engaged in the development of patented entry management systems and hopes to continue to develop smart camera technologies that interface with smart devices enabling remote monitoring.

The Company’s efforts to date have been devoted to securing the intellectual framework around several key technologies and applications related to remote video monitoring, video analytics and software enabled camera. Advances in wireless technologies combined with increased data speed rates permits a very sophisticated and new means of monitoring, security and entry management.

The Company is planning to brand its smart technology “EyeTalk®”. EyeTalk® will include smart camera technology that allows interactive two-way communication between a smart phone and other handheld device. Unlike many IP cameras that simply produce and transmit an image, the EyeTalk® smart camera technology will have embedded capabilities that distinguish it as a significant technological advancement over traditional camera systems.

The Company has also completed the acquisition of Greenwood Finance Group, LLC. The Company and Rainco Industries, Inc. entered into a Member Interest Purchase Agreement, (the “Purchase Agreement”) dated as of December 7, 2012, in which the Company purchased from Rainco Industries, Inc. all the member interests in Greenwood Finance Group, LLC. (“Greenwood”). With representatives in Atlanta and Charlotte, Greenwood is a private equity firm consisting of a team of individuals who understand the work that goes into developing businesses in their beginning stages. In addition to providing funding through their Green Path Fund, Greenwood provides consultation services to help business leaders’ map out plans and goals for continued success. Greenwood provides broad-spectrum investment and capital services to small-cap and micro-cap companies; strategically positioning them for long-term growth and profitability. Greenwood delivers, through their global network of investment partners and private equity groups, the capabilities to quickly tailor funding solutions that meet the unique needs of each client which can be tailored to a client’s capital funding needs so it can focus on growing the client’s company.

Basis of presentation - These financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statements on a going concern basis, which assumes the realization of assets and the discharge of liabilities in the normal course of operations for the foreseeable future. The Company maintains its financial records on an accrual method of accounting. The Company’s ability to continue as a going concern is dependent upon continued ability to obtain financing to repay its current obligations and fund working capital until it is able to achieve profitable operations. The Company will seek to obtain capital from equity financing through the exercise of warrants and through future common share private placements. The Company may also seek debt financing, if available. Management hopes to realize sufficient sales in future years to achieve profitable operations. There can be no assurance that the Company will be able to raise sufficient debt or equity capital on satisfactory terms. If management is unsuccessful in obtaining financing or achieving profitable operations, the Company may be required to cease operations. The outcome of these matters cannot be predicted at this time. These financial statements do not give effect to any adjustments which could be necessary should the Company be unable to continue as a going concern and, therefore, be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts differing from those reflected in the financial statements.

Revenue recognition – The Company will recognize sales revenue at the time of delivery when ownership has transferred to the customer, when evidence of a payment arrangement exists and the sales proceeds are determinable and collectable. Provisions will be recorded for product returns based on historical experience. To date, the Company’s revenue is primarily comprised of interest income.

Options and warrants issued – The Company allocates the proceeds received from equity financing and the attached options and warrants issued, based on their relative fair values, at the time of issuance. The amount allocated to the options and warrants is recorded as additional paid in capital.

Stock-based compensation – The Company accounts for stock-based compensation at fair value in accordance with the provisions of the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Topic 718, “Stock Compensation”, which establishes accounting for stock-based payment transactions for employee services and goods and services received from non-employees. Under the provisions of ASC Topic 718, stock-based compensation cost is measured at the date of grant, based on the calculated fair value of the award, and is recognized as expense in the consolidated statements of operations pro ratably over the employee’s or non-employee’s requisite service period, which is generally the vesting period of the equity grant. The fair value of stock option awards is generally determined using the Black-Scholes option-pricing model. Restricted stock awards and units are valued using the market price of the Company’s common stock on the grant date. Additionally, stock-based compensation cost is recognized based on awards that are ultimately expected to vest, therefore, the compensation cost recognized on stock-based payment transactions is reduced for estimated forfeitures based on the Company’s historical forfeiture rates. Additionally, no stock- based compensation costs were capitalized for the three months ended December 31, 2012 and for the periods from inception (March 12, 2004) to December 31, 2012, no stock options were committed to be issued to employees.

Income taxes – Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carry forwards that are available to be carried forward to future years for tax purposes. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. When it is not considered to be more likely than not that a deferred tax asset will be realized, a valuation allowance is provided for the excess. Although the Company has significant loss carry forwards available to reduce future income for tax purposes, no amount has been reflected on the balance sheet for deferred income taxes as any deferred tax asset has been fully offset by a valuation allowance.

Reclassifications – None.

Loss per share – Basic loss per share has been calculated using the weighted average number of common shares issued and outstanding during the year.

Use of Estimates - The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions, where applicable, that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. While actual results could differ from those estimates, management does not expect such variances, if any, to have a material effect on the financial statements.

Research and Development Costs - Research and development costs are expensed as incurred in accordance with generally accepted accounting principles in the United States of America. Research is planned search or critical investigation aimed at discovery of new knowledge with the hope that such knowledge will be useful in developing a new product or service or a new process or technique or in bringing about a significant improvement to an existing product or process. Development is the translation of research findings or other knowledge into a plan or design for a new product or process or for a significant improvement to an existing product or process whether intended for sale or use. It includes the conceptual formulation, design, and testing of product alternatives, construction of prototypes, and operation of pilot plants. It does not include routine or periodic alterations to existing products, production lines, manufacturing processes, and other on-going operations even though those alterations may represent improvements and it does not include market research or market testing activities. Elements of costs shall be identified with research and development activities as follows: The costs of materials and equipment or facilities that are acquired or constructed for research and development activities and that have alternative future uses shall be capitalized as tangible assets when acquired or constructed. The cost of such materials consumed in research and development activities and the depreciation of such equipment or facilities used in those activities are research and development costs. However, the costs of materials, equipment, or facilities that are acquired or constructed for a particular research and development project and that have no alternative future uses and therefore no separate economic values are research and development costs at the time the costs are incurred. Salaries, wages, and other related costs of personnel engaged in research and development activities shall be included in research and development costs. The costs of contract services performed by others in connection with the research and development activities of an enterprise, including research and development conducted by others in behalf of the enterprise, shall be included in research and development costs.

Depreciation – Depreciation is computed using the straight-line method over the assets’ expected useful lives. Valuation of Long- Lived Assets - The Company periodically analyzes its long-lived assets for potential impairment, assessing the appropriateness of lives and recoverability of unamortized balances through measurement of undiscounted operating cash flows on a basis consistent  with accounting principles generally accepted in the United States of America.

Intangible and Other Long-Lived Assets, Net - (Included in Accounting Standards Codification (“ASC”) 350 “Goodwill and Other Intangible Assets” previously SFAS No. 142 and ASC 985 “Accounting for Costs of Computer Software to be Sold, Leased, or Otherwise Marketed” previously SFAS No. 86)

Intangible assets are comprised of software development costs and legal fees incurred in order to obtain the patent. The software development costs are capitalized in accordance with SFAS 86. Costs of producing product masters incurred subsequent to establishing technological feasibility shall be capitalized. Those costs include coding and testing performed subsequent to establishing technological feasibility. Software production costs for computer software that is to be used as an integral part of a product or process shall not be capitalized until both (a) technological feasibility has been established for the software and (b) all research and development activities for the other components of the product or process have been completed. The fees incurred in order to obtain the patent are capitalized in accordance with SFAS 142 “Goodwill and Other Intangible Assets. This Statement applies to costs of internally developing identifiable intangible assets that an entity recognizes as assets APB Opinion 17, paragraphs 5 and 6. The Company periodically analyzes its long-lived assets for potential impairment, assessing the appropriateness of lives and recoverability of unamortized balances through measurement of undiscounted operating cash flows on a basis consistent with accounting principles generally accepted in the United States of America.

Amortization – Deferred charges are amortized using the straight-line method over six years.

NOTE 2 – RECENT ACCOUNTING PRONOUNCEMENTS

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its consolidated financial condition or the consolidated results of its operations.

In May 2011, FASB issued Accounting Standards Update No. 2011-04, “Fair Value Measurements (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs” (“ASU 2011-04”). ASU 2011-04 changes the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements to ensure consistency between U.S. GAAP and IFRS. ASU 2011-04 also expands the disclosures for fair value measurements that are estimated using significant unobservable (Level 3) inputs. This new guidance is to be applied prospectively. The Company anticipates that the adoption of this standard will not materially expand its financial statement note disclosures.

In June 2011, FASB issued ASU No. 2011-05, “ Comprehensive Income (ASC Topic 220): Presentation of Comprehensive Income ” (“ASU 2011-05”), which amends current comprehensive income guidance. This accounting update eliminates the option to present the components of other comprehensive income as part of the statement of shareholders’ equity. Instead, the Company must report comprehensive income in either a single continuous statement of comprehensive income which contains two sections, net income and other comprehensive income, or in two separate but consecutive statements. ASU 2011-05 will be effective for public companies during the interim and annual periods beginning after December 15, 2011, with early adoption permitted. The Company is reviewing ASU 2011-05 to ascertain its impact on the Company’s financial position, results of operations or cash flows as it only requires a change in the format of the current presentation.

In September 2011, the FASB issued ASU 2011-08, “ Testing Goodwill for Impairment ”, which allows, but does not require, an entity when performing its annual goodwill impairment test the option to first do an initial assessment of qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount for purposes of determining whether it is even necessary to perform the first step of the two-step goodwill impairment test. Accordingly, based on the option created in ASU 2011-08, the calculation of a reporting unit’s fair value is not required unless, as a result of the qualitative assessment, it is more likely than not that fair value of the reporting unit is less than its carrying amount. If it is less, the quantitative impairment test is then required. ASU 2011-08 also provides for new qualitative indicators to replace those currently used. Prior to ASU 2011-08, entities were required to test goodwill for impairment on at least an annual basis, by first comparing the fair value of a reporting unit with its carrying amount. If the fair value of a reporting unit is less than its carrying amount, then the second step of the test is performed to measure the amount of impairment loss, if any. ASU 2011-08 is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011, with early adoption permitted. The Company adopted ASU 2011-08 during the first quarter of fiscal 2013. The adoption of ASU 2011-08 did not impact the Company’s results of operations or financial condition.

In December 2011, FASB issued Accounting Standards Update 2011-11, “ Balance Sheet - Disclosures about Offsetting Assets and Liabilities ” to enhance disclosure requirements relating to the offsetting of assets and liabilities on an entity's balance sheet. The update requires enhanced disclosures regarding assets and liabilities that are presented net or gross in the statement of financial position when the right of offset exists, or that are subject to an enforceable master netting arrangement. The new disclosure requirements relating to this update are retrospective and effective for annual and interim periods beginning on or after January 1, 2013. The update only requires additional disclosures, as such, the Company does not expect that the adoption of this standard will have a material impact on its results of operations, cash flows or financial condition.

In July 2012, the FASB issued ASU No. 2012-02, “ Testing Indefinite-Lived Intangible Assets for Impairment ”. The guidance allows companies to perform a “qualitative” assessment to determine whether further impairment testing of indefinite-lived intangible assets is necessary, similar in approach to the goodwill impairment test.

ASU 2012-02 allows companies the option to first assess qualitatively whether it is more likely than not that an indefinite-lived intangible asset is impaired, before determining whether it is necessary to perform the quantitative impairment test. An entity is not required to calculate the fair value of an indefinite-lived intangible asset and perform the quantitative impairment test unless the entity determines that it is more likely than not that the asset is impaired. Companies can choose to perform the qualitative assessment on none, some, or all of its indefinite-lived intangible assets or choose to only perform the quantitative impairment test for any indefinite-lived intangible in any period.

ASU 2012-02 is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012, with early adoption permitted. The Company is in the process of evaluating the guidance and the impact ASU 2012-02 will have on its consolidated financial statements.

In August 2012, the FASB issued ASU 2012-03, “Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114. , Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update)” in Accounting Standards Update No. 2012-03. This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114. The adoption of ASU 2012-03 is not expected to have a material impact on our financial position or results of operations.

In October 2012, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2012-04, “Technical Corrections and Improvements” in Accounting Standards Update No. 2012-04. The amendments in this update cover a wide range of Topics in the Accounting Standards Codification.

These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 is not expected to have a material impact on our financial position or results of operations.

NOTE 3 – RELATED PARTY TRANSACTIONS

The Board of Directors previously authorized the officers of the Company to receive advances from the Company, in lieu of taking compensation, under terms of promissory notes bearing 5% interest, beginning January 1, 2006. As of December 31, 2012 and December 31, 2011, the advances totaled $83,562 and $80,345, respectively. These advances are described as unpaid capital contributions for financial reporting purposes.

Ronald Carter. Under Ronald Carter’s employment agreement, he has agreed to serve as the President and Chief Executive Officer. His term of service under this agreement commenced on April 1, 2010 and continues for a term of two (2) years with renewal options. The agreement provides for a base salary of $200,000 for the first year of the term and an annual increase of at least 8% thereafter. The agreement also provides Mr. Carter with cash and equity incentives based on performance that must be approved by the Board of Directors. The agreement also provides for participation in the Company’ s programs to acquire options or equity incentives in common stock subject to the discretion of the Board of Directors, expense reimbursements, participation in retirement and benefit plans, paid time off and indemnification and liability coverage. The Company can terminate Mr. Carter's employment with cause, or without cause upon certain written notice and Mr. Carter can terminate the agreement for "good reason" as defined in the agreement. There are specific severance provisions, as well as confidentiality and non-solicitation requirements resulting from any termination.

Solomon Ali. Under Solomon Ali's employment agreement, he has agreed to serve as the Senior Vice President. His term of service under this agreement commenced on August 16, 2010 and continues for a term of two (2) years with renewal options and was revised on January 1, 2012. The agreement provides for a base salary of $200,000 for the first year of the term and an annual increase of at least 8% thereafter. The agreement also provides Solomon Ali with cash and equity incentives based on performance that must be approved by the Board of Directors. The agreement also provides for participation in the Company’ s programs to acquire options or equity incentives in common stock, subject to the discretion of the Board of Directors, expense reimbursements, participation in retirement and benefit plans, paid time off and indemnification and liability coverage. The Company can terminate Solomon Ali's employment with cause, or without cause upon certain written notice and Solomon Ali can terminate the agreement for "good reason" as defined in the agreement. There are specific severance provisions, as well as confidentiality and non- solicitation requirements resulting from any termination.

On October 5, 2010, the Company received notice that a claim for judgment had been filed in Mecklenburg County by a shareholder for the note that was in default as of May 2010. On January 7, 2011, the note holder amended the filing to include the personal loan. The amount of the claim was $100,996, plus interest at 8% and legal costs. On the 10 th day of May 2011, a summary judgment was entered on behalf of the plaintiff against Mr. Carter and the Company. On the 4 th day of August 2011, the Company reached an agreement with a third party to negotiate and acquire the judgment award and to agree to a convertible note from the Company for its services. The total value of the convertible note is $144,067 including interest, of which the Company has received a promissory note from Mr. Carter for $112,663 for the part of the judgment, interest and fees that was from the personal promissory note that the Company guaranteed.

On August 4, 2011, the Company issued 6,600,000 restricted common shares to the officers of the Company, for contributions to the Company over the past year. The shares were recorded at the market price on the date of issue of an aggregate of $340,000 (Also See Note 8).

On October 1, 2011, the Company entered into a two (2) year convertible Promissory Note with its President and CEO, Ronald Carter for $92,308 at 10% interest for the balance of the accrued compensation owed to him for the fiscal year 2010 in accordance with his Employment Agreement. The holder has the right to convert the note to common stock at $.005. On March 30, 2012, this Note was converted to 18,461,544 and reduced our Long Term Notes by $92,308.

On October 1, 2011, the Company entered into a two (2) year convertible Promissory Note with its Vice President, Solomon Ali for $46,154 at 10% interest for the accrued compensation owed to him for the fiscal year 2010 in accordance with his Employment Agreement. The holder has the right to convert the note to common stock at $.005. On March 30, 2012, this Note was converted to 9,230,768 and reduced our Long Term Notes by $46,154.

On April 1, 2012, the Company entered into a two (2) year convertible Promissory Note with its President and CEO, Ronald Carter for $200,000 at 10% interest for the balance of the accrued compensation owed to him for the fiscal year 2011 in accordance with his Employment Agreement. The holder has the right to convert the note to common stock at $.005.

On April 1, 2012, the Company entered into a two (2) year convertible Promissory Note with its Vice President, Solomon Ali for $174,000 at 10% interest for the accrued compensation owed to him for the fiscal year 2011 in accordance with his Employment Agreement. The holder has the right to convert the note to common stock at $.005.

NOTE 4 – ACCOUNTS PAYABLE

Accounts payable consist of the following:	12/31/11	12/31/12
Professional fees	$33,267	$77,684
Other	11,693	2,277
Legal fees	125,063	77,468
Consulting fees	50,200	8,200
	$220,225	$165,629

NOTE 5 – COMITMENTS AND CONTENGINCIES

Liabilities for loss contingencies, arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Recoveries from third parties, which are probable of realization are separately recorded, and are not offset against the related liability, in accordance with FASB ASC 210-10-05-3 , “Offsetting of Amounts Related to Certain Contracts.” The Company is the plaintiff in a lawsuit seeking damages against the law firm retained to file for “EyeTalk®” product patent.

For several years, the Company has been engaged in litigation against its former patent attorneys for malpractice arising from a missed filing deadline relating to obtaining patents for the Company’s core technologies outside the United States. After a two-year fight over jurisdiction in the case, including wins for the Company at the trial court and at the North Carolina Court of Appeals, the case was remanded to the trial court for further proceedings. Unfortunately, the trial court dismissed the case on a technicality, potentially ending the case. The Company's trial counsel has assured the Company that the judge's ruling is contrary to law and that good grounds exist for appeal. An appeal was filed in November 2012, and the Company is awaiting a decision from the court on the appeal.

On October 5, 2010, the Company received notice that a claim for judgment had been filed in Mecklenburg County by a shareholder for the note that was in default as of May 2010. On January 7, 2011, the note holder amended the filing to include the personal loan. The amount of the claim was $100,996, plus interest at 8% and legal costs. On the 10 th day of May 2011, a summary judgment was entered on behalf of the plaintiff against Mr. Carter and the Company. On the 4 th day of August 2011, the Company reached an agreement with a third party to negotiate and acquire the judgment award and to agree to a convertible note from the Company for its services. The total value of the convertible note is $144,067 including interest, of which the Company has received a promissory note from Mr. Carter for $112,663 for the part of the judgment, interest and fees that was from the personal promissory note that the Company guaranteed.

NOTE 6 – INTELLECTUAL PROPERTY

The patent number US 7,193644 B2, for the prototype was successfully obtained on March 20, 2007. In accordance with FASB ASC 210-10-05-3 , the Company has established a technological feasibility date on July 21, 2004, the date that Phase I was delivered and presented. The software development costs have been analyzed and it has been determined that all software development costs were incurred subsequent to the feasibility date. The useful life of capitalized software costs has been assumed to be 5 years. Total software development costs were $32,200 and the appropriate minimum amortization has been taken, also in accordance with FASB ASC 210-10-05-3 . The following are patent pending applications; Video system for individually selecting and viewing events at a venue. The following additional patents have now been awarded. U.S. Patent 8,139,098; U.S. Patent 8,144,183; U.S. Patent 8,144,184; U.S. Patent 8,154,581; U.S. Patent 8,164,614; U.S. Patent 8,016,676 B2. The company has patent pending applications related to; (a) video system for individually selecting and viewing events at a venue; (b) medical monitoring; and (c) real estate audio-video monitoring.

Patent was comprised of the following amounts as of December 31, 2012 and 2011, respectively.

Patent costs	112,985	99,539
Accumulated amortization	(92,231)	(86,387)
Total Patent Costs net of accumulated amortization	20,754	13,152

NOTE 7 – COMMON STOCK SHARES FOR SERVICES RECEIVED

For the year ended December 31, 2012, the Company issued 159,000 restricted common shares for professional services provided to the Company and expensed in 2011. The issuance reduced the Company’s accounts payable and accrued expenses by a total of $4,990.

NOTE 8 – CONVERSION OF DEBT TO EQUITY

On March 21, 2012, the Company completed a partial conversion of one of its Notes payable dated April 30, 2011, with a principal amount of $76,194. A total of $26,000 worth of the Note was converted, and 11,817,900 common shares were issued for that part of the conversion, which leaves a remaining balance of $50,194 of the principal of the Note. No accrued interest was paid on the Note upon conversion. This conversion of debt reduced the Company’s Long Term Notes payables by $26,000.

On March 21, 2012, the Company issued 159,000 restricted common shares for professional services provided to the Company and expensed in 2011. The issuance reduced the Company’s accounts payable by $4,990.

On March 30, 2012, the Company completed a conversion of one of its Notes payable to one of our Officers and Directors, Mr. Solomon Ali, dated October 1, 2011, with a principal amount of $46,154. The Note was converted, and 9,230,768 common shares were issued for the conversion, No accrued interest was paid on the Note upon conversion. This conversion of debt reduced the Company’s Long Term Notes payables by $46,154.

On March 30, 2012, the Company completed a conversion of one of its Notes payable to one of our Officers and Directors, Mr. Ronald Carter, dated October 1, 2011, with a principal amount of $92,308. The Note was converted, and 18,461,544 common shares were issued for the conversion, No accrued interest was paid on the Note upon conversion. This conversion of debt reduced the Company’s Long Term Notes payables by $92,308.

On June 18, 2012, the Company received a notice of partial conversion from an unrelated third party. This was a partial reassignment and modification of notes dated May 30, 2011 for $12,000, May 30, 2011 for $10,000 and a note dated June 30, 2011 for $17,500 and accumulated interest of $3,948. A total of $10,000 was converted and 3,030,303 restricted common shares were issued, which leaves a remaining principal balance of $33,448 . This conversion of debt reduced our notes payables $10,000.

On June 19, 2012, the Company received a notice of partial conversion from an unrelated third party as part of a partial reassignment and modification of a note originally issued to a non-related third party on August 30, 2011. A total of $4,000 was converted and 1,111,111 restricted common shares were issued, which leaves a remaining principal balance of $23,000 . This conversion of debt reduced our notes payables $4,000.

From July 27, 2012 through September 25, 2012 the Company received several notices of partial conversion from an unrelated third party as part of a partial reassignment and modification of a note originally issued to a non-related third party on August 30, 2011. A total of $17,500 was converted and 27,127,038 restricted common shares were issued, which leaves a remaining principal balance of $5,500 . This conversion of debt reduced our notes payables $17,500.

On August 1, 2012, the Company received a notice of partial conversion from an unrelated third party as part of a partial reassignment of a note originally issued to a non-related third party on April 30, 2012, in the amount of $76,194. A total of $37,645 was converted and 17,128,475 restricted common shares were issued, which leaves a remaining principal balance of $12,549 . This conversion of debt reduced our notes payables $37,645.

From August 22, 2012 through September 18, 2012 the Company received several notices of partial conversion from an unrelated third party This was a partial reassignment and modification of notes dated May 30, 2011 for $12,000, May 30, 2011 for $10,000 and a note dated June 30, 2011 for $17,500 and accumulated interest of $3,948. A total of $33,448 was converted and 38,618,636 restricted common shares were issued, which leaves a remaining principal balance of $0 . This conversion of debt reduced our notes payables $33,448.

From September 19, 2012 through September 28, 2012 the Company received several notices of partial conversion from an unrelated third party This was a partial reassignment and modification of notes dated October 30, 2011 for $8,700, November 30, 2011 for $8,500 and a note dated January 31, 2012 for $28,000. A total of $16,300 was converted and 23,857,143 restricted common shares were issued, which leaves a remaining principal balance of $26,400 . This conversion of debt reduced our notes payables $16,300.

On August 1, 2012, we received a notice of partial conversion from an unrelated third party as part of a partial reassignment of a note originally issued to a non-related third party on April 30, 2012, in the amount of $76,194. A total of $37,645 was converted and 17,128,475 restricted common shares were issued, which leaves a remaining principal balance of $12,549 . This conversion of debt reduced our notes payables $37,645.

From August 22, 2012 through September 18, 2012 we received several notices of partial conversion from an unrelated third party. This was a partial reassignment and modification of notes dated May 30, 2011 for $12,000, May 30, 2011 for $10,000 and a note dated June 30, 2011 for $17,500 and accumulated interest of $3,948. A total of $33,448 was converted and 38,618,636 restricted common shares were issued, which leaves a remaining principal balance of $0 . This conversion of debt reduced our notes payables $33,448.

On September 4, 2012 we entered into a one (1) year convertible Promissory Note with a non-related creditor for $42,700 at 10% interest. The holder has the right to convert the note to common stock at 50% of the then current market prices. September 19, 2012 through September 28, 2012 the Company received several notices of partial conversion from an unrelated third party This was a partial reassignment and modification of notes dated October 30, 2011 for $8,700, November 30, 2011 for $8,500 and a note dated January 31, 2012 for $28,000. A total of $16,300 was converted and 23,857,143 restricted common shares were issued, which leaves a remaining principal balance of $26,400 . This conversion of debt reduced our notes payables $16,300.

On October 4, 2012 we received a notice of partial conversion from an unrelated third party as part of a partial reassignment and modification of a note originally issued to a non-related third party on August 30, 2011. A total of $5,500 was converted and 14,107,500 restricted common shares were issued, which leaves a remaining principal balance of $0 . This conversion of debt reduced our notes payables $5,500.

From October 8, 2012 through December 13, 2012 we received several notices of partial conversion from an unrelated third party. This was a partial reassignment and modification of notes dated October 30, 2011 for $8,700, November 30, 2011 for $8,500 and a note dated January 31, 2012 for $28,000. A total of $26,400 was converted and 68,168,930 restricted common shares were issued, which leaves a remaining principal balance of $0 . This conversion of debt reduced our notes payables $26,400.

On November 1, 2012 we received a notice of partial conversion from an unrelated third party as part of note originally issued to a non-related third party on August 4, 2011. A total of $90,497 was converted and 18,099,488 restricted common shares were issued, which leaves a remaining principal balance of $0 . This conversion of debt reduced our notes payables $90,497.

On December 26, 2012 we received a notice of partial conversion from an unrelated third party as part of a note originally issued on June 19, 2012. A total of $11,000 was converted and 13,750,000 restricted common shares were issued, which leaves a remaining principal balance of $ 16,500. This conversion of debt reduced our notes payables $11,000.

NOTE 9 –NOTES PAYABLE

	December 31, 2012	December 31,2011
On April 30, 2011 the Company entered into a two (2) year convertible Promissory Note with a non-related creditor for $76,194 at 10% interest. On March 21, 2012, $26,000 of this Note was converted. On August 1, 2012, this $37,645 of this Note was converted	12,549	76,194

On April 30, 2011 the Company entered into a two (2) year convertible Promissory Note with a non-related creditor for $12,000 at 10% interest. The holder has the right to convert the note to common stock.	12,000	12,000

On May 30, 2011 the Company entered into a two (2) year convertible Promissory Note with a non-related creditor for $12,000 at 10% interest. The holder has the right to convert the note to common stock. On June 12, 2012, this Note was modified and was assigned by the original note holder to an unrelated third party.	—	12,000

On May 30, 2011 the Company entered into a two (2) year convertible Promissory Note with a non-related creditor for $10,000 at 10% interest. The holder has the right to convert the note to common stock. On June 12, 2012, this Note was modified and was assigned by the original note holder to an unrelated third party.	—	10,000

On June 30, 2011 the Company entered into a two (2) year convertible Promissory Note with a non-related creditor for $17,500. The holder has the right to convert the note to common stock. On June 12, 2012, this Note was modified and was assigned by the original note holder to an unrelated third party.	—	17,500

On August 4, 2011 the Company entered into a two (2) year convertible Promissory Note with a non-related creditor for $140,663 and $3,404 in interest. The holder has the right to convert the note to common stock. On November 30, 2011, the holder converted $50,166 of the note leaving a principal balance due of $90,497. On November 1, 2012 a total of $90,497 was converted which leaves a remaining principal balance of $0.	—	90,497

On August 30, 2011 the Company entered into a two (2) year convertible Promissory Note with a non-related creditor for $44,600 at 10% interest. The holder has the right to convert the note to common stock. On June 7, 2012, $27,000 of this Note was modified and was assigned by the original note holder to an unrelated third party.	17,600	44,600

On September 30, 2011 the Company entered into a two (2) year convertible Promissory Note with a non-related creditor for $177,522 at 10% interest. The holder has the right to convert the note to common at stock.	177,522	177,522

On October 1, 2011 the Company entered into a two (2) year convertible Promissory Note with Ronald Carter, its President and CEO for $92,308 at 10% interest for the accrued compensation owed to him for the fiscal year 2010 in accordance with his Employment Agreement. On March 30, 2012, this Note was converted.	—	92,308

On October 1, 2011 the Company entered into a two (2) year convertible Promissory Note with its Senior Vice President, Solomon Ali for $46,154 at 10% interest for the accrued compensation owed to him for the fiscal year 2010 in accordance with his Employment Agreement. On March 30, 2012, this Note was converted.	—	46,154

On October 1, 2011 the Company entered into a two (2) year convertible Promissory Note with a non-related creditor for $63,818 at 10% interest. The holder has the right to convert the note to common stock. This note was assigned to an unrelated third party and was originally issued December 31, 2010	63,818	63,818

On October 1, 2011 the Company entered into a two (2) year convertible Promissory Note with a non-related creditor for $27,018 at 10% interest. The holder has the right to convert the note to common stock. This note was originally issued December 31, 2010	27,018	27,018

On October 1, 2011 the Company entered into a two (2) year convertible Promissory Note with a non-related creditor for $198,950 at 10% interest. The holder has the right to convert the note to common stock. This note was assigned to an unrelated third party and was originally issued December 31, 2010	198,950	198,950

On October 30, 2011 the Company entered into a two (2) year convertible Promissory Note with a non-related creditor for $8,700 at 10% interest. The holder has the right to convert the note to common stock. $6,200 of this note was assigned to an unrelated third party September 4, 2012	2,500	8,700

On November 30, 2011 the Company entered into a two (2) year convertible Promissory Note with a non-related creditor for $8,500 at 10% interest. The holder has the right to convert the note to common stock. This note was assigned to an unrelated third party September 4, 2012	—	8,500

On December 30, 2011 the Company entered into a two (2) year convertible Promissory Note with a non-related creditor for $4,700 at 12% interest. The holder has the right to convert the note to common stock.	4,700	4,700

On January 2, 2012 the Company entered into a two (2) year convertible Promissory Note with a non-related creditor for $57,000 at 10% interest. The holder has the right to convert the note to common stock.	57,000	—

On January 31, 2012 the Company entered into a two (2) year convertible Promissory Note with a non-related creditor for $28,000 at 12% interest. The holder has the right to convert the note to common stock. This note was assigned to an unrelated third party September 4, 2012.	—	—

On February 28, 2012 the Company entered into a two (2) year convertible Promissory Note with a non-related creditor for $5,000 at 12% interest. The holder has the right to convert the note to common stock.	5,000	—

On March 30, 2012 the Company entered into a two (2) year convertible Promissory Note with a non-related creditor for $70,000 at 12% interest. The holder has the right to convert the note to common stock.	70,000	—

On April 1, 2012 the Company entered into a two (2) year convertible Promissory Note with Ronald Carter, its President and CEO for $200,000 at 10% interest for the accrued compensation owed to him for the fiscal year 2011 in accordance with his Employment Agreement.	200,000	—

On April 1, 2012 the Company entered into a two (2) year convertible Promissory Note with its Senior Vice President, Solomon Ali for $174,000 at 10% interest for the accrued compensation owed to him for the fiscal year 2011 in accordance with his Employment Agreement. $50,194 of this note has assigned to an unrelated third party.	174,000	—

On April 30, 2012 the Company entered into a two (2) year convertible Promissory Note with a non-related creditor for $22,000 at 12% interest. The holder has the right to convert the note to common stock.	22,000	—

On May 31, 2012 the Company entered into a two (2) year convertible Promissory Note with a non-related creditor for $37,000 at 12% interest. The holder has the right to convert the note to common stock.	37,000	—

On June 7, 2012 the Company entered into a one (1) year convertible Promissory Note with a non-related creditor for $27,000 at 12% interest. The holder has the right to convert the note to common stock. On June 19, 2012, $4,000 of this note was converted. An additional $17,500 of this note was converted on dates between July 1 and September 30, 2012. On October 4, 2012, the final $5,500 was converted by the holder.	—	—

On June 12 2012 the Company entered into a one (1) year convertible Promissory Note with a non-related creditor for $43,448 at 10% interest. The holder has the right to convert the note to common stock. On June 18, 2012, $10,000 of this note was converted. The remaining $33,448 of this note was converted on various dates between July 1 and September 30, 2012	—	—

On June 19, 2012 the Company entered into a one (1) year convertible Promissory Note with a non-related creditor for $27,500 at 8% interest. The holder has the right to convert the note to common stock. On December 26, 2012 the holder elected to convert $11,000 of this note	16,500	—

On June 30, 2012 the Company entered into a two (2) year convertible Promissory Note with a non-related creditor for $38,809 at 12% interest. The holder has the right to convert the note to common stock.	38,809	—

On August 30, 2012 the Company entered into a two (2) year convertible Promissory Note with a non-related creditor for $46,600 at 12% interest. The holder has the right to convert the note to common stock.	46,600	—

On September 4, 2012 the Company entered into a one (1) year convertible Promissory Note with a non-related creditor for $42,700, at 12% interest. The holder has the right to convert the note to common stock. $16,300 of this note was converted on various dates between July 1 and September 30, 2012. The holder converted the remaining $26,400 on various dates between October 8 through December 13, 2012.	—	—

On September 30, 2012 the Company entered into a two (2) year convertible Promissory Note with a non-related creditor for $33,518.80 at 12% interest. The holder has the right to convert the note to common stock.	33,519	—

On October 12, 2012 we entered into a nine (9) month convertible Promissory Note with a non-related creditor for $32,500 at 8% interest. The holder has the right to convert the note to common stock.	32,500	—

On October 30, 2012 we entered into a two (2) year convertible Promissory Note with a non-related creditor for $2,612 at 12% interest. The holder has the right to convert the note to common stock.	2,612	—

On November 30, 2012 we entered into a two (2) year convertible Promissory Note with a non-related creditor for $76,390 at 12% interest. The holder has the right to convert the note to common stock.	76,390	—

On December 30, 2012 we entered into a two (2) year convertible Promissory Note with a non-related creditor for $88,000 at 12% interest. The holder has the right to convert the note to common stock.	88,000	—

Total notes payable	$1,416,587	$890,461

Less Current Portion	$(516,657)	$—

Less Debt Discount	$(27,913)	$—

Less convertble notes, net	$(21,086)	$—

Total Long Term Notes Payable	$850,930	$890,461

In its efforts to expand and grow, the Company has issued debt instruments to borrow funds from various creditors to raise capital.

These are long-term Notes with various rates and maturities, that grants the Note Holder the right, (but not the obligation), to convert them into common stock of the Company in lieu of receiving payment in cash. The issued Notes are secured obligations. The principal amount of the Notes may be prepaid upon agreement of both parties and a prepayment penalty, in whole or part at any time, together with all accrued interest upon written notice.

It could take several years to convert all of the Notes to stock if all of the lenders requested it. It’s possible that some of the parties may never convert their Notes to stock and may take cash only, when the Company is in the best position to settle the obligation on a cash basis.

Principal maturities of notes payable as of December 31, 2012 for the next five years and thereafter is as follows:

2012	$-0-
2013	$565,657
2014	$850,930
2015	$-0-
2016	$-0-
Total	$1,416,587

Notes that are convertible at a discount to market are considered embedded derivatives. For more information on the Notes affected, refer to Management’s Discussion and analysis and the above list.

Under Financial Accounting Standard Board (“FASB”), U.S. GAAP, Accounting Standards Codification, “Derivatives and Hedging”, ASC Topic 815 (“ASC 815”) requires that all derivative financial instruments be recorded on the balance sheet at fair value. Fair values for exchange traded securities and derivatives are based on quoted market prices. Where market prices are not readily available, fair values are determined using market based pricing models incorporating readily observable market data and requiring judgment and estimates.

The Company issued convertible Notes and has evaluated the terms and conditions of the conversion features contained in the Notes to determine whether they represent embedded or freestanding derivative instruments under the provisions of ASC 815. The Company determined that the conversion features contained in the Notes represent freestanding derivative instruments that meet the requirements for liability classification under ASC 815. As a result, the fair value of the derivative financial instruments in the Notes is reflected in the Company’s balance sheet as a liability. The fair value of the derivative financial instruments of the convertible Notes and warrants was measured at the inception date of the Notes and warrants and each subsequent balance sheet date. Any changes in the fair value of the derivative financial instruments are recorded as non-operating, non-cash income or expense at each balance sheet date.

The Company valued the conversion features in its convertible Notes using the Black-Scholes model. The Black-Scholes model values the embedded derivatives based on a risk-free rate of return ranging from 0.14% to 0.19%, grant dates of Notes, the term of the Notes, conversion prices of 50% of current stock prices on the measurement date ranging from $0.0005 to $0.0075, and the computed measure of the Company’s stock volatility, ranging from 321% to 379%.

Included in the December 31, 2012, is a derivative liability in the amount of $82,222 to account for this transaction. This liability arose in the third quarter of 2012 and the balance will be revalued quarterly henceforth and adjusted as a gain or loss to the statements of operations depending on its value at that time.

Included in our Statements of Operations for the twelve months ended December 31, 2012 are $134,941 and $145,234 in non-cash charges pertaining to the derivative liability as it pertains to change in derivative liability and amortization of debt discount, respectively.

NOTE 10 – GOING CONCERN

The losses, negative cash flows from operations, and negative working capital deficiency sustained by the Company raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 11 – ACQUISITION

Entry into a Material Definitive Agreement ..

Revolutionary Concepts, Inc. , a Nevada corporation, and Rainco Industries, Inc, a Georgia corporation (“Rainco”), have entered into a Member Interest Purchase Agreement, (the “Purchase Agreement”) dated as of December 7, 2012, in which the Company purchased from Rainco all the member interests in Greenwood Finance Group, LLC.(“Greenwood”). Pursuant to the Purchase Agreement and subject to the conditions set forth therein, the Company purchased all the member interests of Greenwood in exchange for ten million shares of Series A Convertible Preferred Stock (the “Preferred Stock”), the rights, preferences and designations of which are filed as an amendment to the Articles of Incorporation with the State of Nevada.

The completion of the acquisition, and the rights, preferences and designations (as permitted pursuant to the Company’s Articles of Incorporation) was approved by the Board of Directors of the Company.

Each of the Company and Rainco has made customary representations and warranties in the Purchase Agreement. With representatives in Atlanta and Charlotte, Greenwood is a private equity firm consisting of a team of individuals who understand the work that goes into developing businesses in their beginning stages. In addition to providing funding through their Green Path Fund, Greenwood provides consultation services to help business leaders’ map out plans and goals for continued success. Greenwood provides broad-spectrum investment and capital services to small-cap and micro-cap companies; strategically positioning them for long-term growth and profitability. Greenwood delivers, through their global network of investment partners and private equity groups, the capabilities to quickly tailor funding solutions that meet the unique needs of each client which can be tailored to a client’s capital funding needs so it can focus on growing the client’s company.

Additional Summary of the Purchase Agreement

The Company has also agreed to various restrictive covenants in the Purchase Agreement and the Preferred Stock, including, among other things but not limited to, (i) conduct business in the ordinary course consistent with past practice in all material respects ; (ii) limit the Company’s right to issue securities, without the approval of the Preferred Stock; (iii) limit the incurrence of debt in excess of $10,000, without the approval of the Preferred Stock; (iv) sell its own assets or purchase the assets of another entity, without the approval of the Preferred Stock and (vi) limit the Board of Directors to five members and allow Rainco the right, not the obligation, to recommend three members in the event of any vacancies, to serve in accordance with the Company bylaws. The restrictive covenants will terminate upon the elimination of the outstanding obligations of RCI to Rainco.

Each share of Preferred Stock is convertible, at the discretion of the holder, into 1.8 shares of Company common stock (with provisions which reduce the conversion ratio to one share of Preferred Stock for one share of Company common stock under specified conditions). The Preferred Stock has liquidation preferences and may be cancelled and returned to the Company in exchange for the Member Interests under certain restrictive circumstances.

The foregoing summary description of the Purchase Agreement, the Preferred Stock and the transaction, is not complete and is subject to and qualified in its entirety by reference to the Purchase Agreement, a copy of which is on file with the Commission as Exhibit 2.1 of the 8-k filed on December 20, 2012, and the Preferred Stock, of which is attached hereto as Exhibit 3.1, and the terms of which are incorporated herein by reference.

The Purchase Agreement and the right, preferences and designations of the Preferred Stock have been attached as Exhibits to this report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company, Rainco, Greenwood, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Purchase Agreement and Preferred Stock were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement and Preferred Stock; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Rainco, Greenwood or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Based on its long-term business strategy, management has decided to reserve the entire value of the gain on sales of notes and the valuation of the notes receivable through our subsidiary, Greenwood Finance Group, LLC. We will recognize the assets and revenue as cash payments are received against the notes receivables and as interest payments. This may also allow the company to maximize its tax planning strategy. The following table summarizes the consideration paid by the Company and the amounts of the assets acquired at the acquisition date based on the above noted reserves:

Purchase Price Allocation Consideration:	December 7 , 2012
Equity instruments (10,000,000 Preferred Class A Shares of Revolutionary Concepts, Inc.)	$18,000,000

Recognized amounts of identifiable assets acquired:
Accumulated Interest Income ($265,670 reserved)	—
Notes Receivable ($7,108,861reserved)	—
Total assets ($7,374,531 reserved)	$—
Fair value of total assets ($7,374,531 reserved)	$—

The following (unaudited) proforma consolidated results of operations have been prepared as if the acquisition had occurred at January 1, 2011 and 2012.

	2012	2011

REVENUES	$—	$—

Net Loss (net of $7,374,531 reserved)	(8,370,223)	(1,767,337)

Net loss per share basic and diluted	$(0.09)	$(0.07)

Weighted average of shares outstanding	88,376,465	24,688,868

NOTE 12 – SUBSEQUENT EVENTS

On January 17, 2013 we entered into a nine (9) month convertible Promissory Note with a non-related creditor for $42,500 at 8%

interest. The holder has the right to convert the note to common stock at 50% of the then current market prices.

On February 28, 2013 we entered into a three (3) year convertible Promissory Note with a non-related creditor for $12,898 at 12%

interest. The holder has the right to convert the note to common stock at $0.003 per share.

On March 30, 2013 we entered into a three (3) year convertible Promissory Note with a non-related creditor for $3,410 at 12% interest. The holder has the right to convert the note to common stock at $0.002 per share.